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                                     FORM OF
                               NATIONS FUNDS TRUST
                           RULE 18f-3 MULTI-CLASS PLAN

I.       Introduction.

         Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares in the investment portfolios of Nations Funds Trust (the "Trust"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the maximum initial sales loads, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services, if any, applicable to a particular class of shares of the portfolios. The Plan also identifies expenses that may be allocated to a particular class of shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class.

         The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933 (Registration Nos. 333-89661 and 811-09645). The Trust elects to offer multiple classes of shares in its investment portfolios pursuant to the provisions of Rule 18f-3 and this Plan.

         The Trust currently consists of the following eighteen separate investment portfolios: Nations MidCap Index Fund, Nations High Yield Bond Fund, Nations Kansas Municipal Income Fund, Nations Marsico 21st Century Fund, Nations Marsico International Opportunities Fund, Nations Financial Services Fund, Nations Classic Value Fund, Nations Global Value Fund, Nations Government Securities Fund, Nations Asset Allocation Fund, Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations LifeGoal Growth Portfolio, Nations LifeGoal Balanced Growth Portfolio, Nations LifeGoal Income and Growth Portfolio, Nations SmallCap Value Fund, Nations MidCap Value Fund and Nations LargeCap Value Fund (Nations LifeGoal Growth Portfolio, Nations LifeGoal Balanced Growth Portfolio and Nations LifeGoal Income and Growth Portfolio are sometimes referred to herein as the "LifeGoal Portfolios").

         The above-listed investment portfolios of the Trust (the "Funds") are authorized to issue the following classes of shares representing interests in the Funds:

            (i)   Nations MidCap Index Fund--Primary A Shares and Investor A
                  Shares;

            (ii) Nations High Yield Bond Fund, Nations Kansas Municipal Income Fund, Nations Marsico 21st Century Fund, Nations Marsico International Opportunities Fund, Nations Financial Services Fund, Nations Classic Value Fund, Nations Global Value Fund, Nations Government Securities Fund, Nations Asset Allocation Fund, Nations Marsico Focused Equities Fund,


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                  Nations Marsico Growth & Income Fund, Nations SmallCap Value
                  Fund, Nations MidCap Value Fund and Nations LargeCap Value Fund -- Primary A Shares, Investor A Shares, Investor B Shares and Investor C Shares; and

            (iii) LifeGoal Portfolios-Primary A Shares, Primary B Shares,
                  Investor A Shares, Investor B Shares and Investor C Shares.

II.      Allocation of Expenses.

         A. Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares.

         B. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses, if any, to a particular class of shares in a single
Fund:

            (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

            (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

            (iii) blue sky registration or qualification fees incurred by such class of shares;

            (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

            (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

            (vi) litigation or other legal expenses relating solely to such class of shares;

            (vii) fees of the Trustees of the Trust incurred as a result of issues relating to such class of shares;

            (viii)independent accountants' fees relating solely to such class of shares; and



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            (ix)  any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, relating to (as defined below) such class of shares.

         C. For all purposes under this Plan, fees and expenses "relating to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The proper officers of the Trust shall have the authority to determine whether any or all of the fees and expenses described in Section B of this Part II should be allocated to a particular class of shares. The Board of Trustees will monitor any such allocations to ensure that they comply with the requirements of the Plan.

         D. Income and any expenses of a Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

         Realized and unrealized capital gains and losses of a Fund shall be allocated to each class of the Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

         E. In certain cases, Banc of America Advisors, LLC, Banc of America Capital Management, LLC, Brandes Investment Partners, LP, MacKay Shields LLC, Marsico Capital Management, LLC, Bank of America, N.A., Stephens Inc., PFPC Inc. or another service provider for a Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Fund. The Board of Trustees will monitor any such waivers or reimbursements to ensure that they do not provide a means for cross-subsidization between classes.

III.     Class Arrangements.

         The following summarizes the maximum front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services, if any, applicable to each class of shares of the Trust. Additional details regarding such fees and services are set forth in the relevant Fund's (or Funds') current Prospectus(es) and Statement of Additional Information.

         A.  Primary A Shares -- All Funds.

             1.  Maximum Initial Sales Load: None

             2.  Contingent Deferred Sales Charge: None

             3.  Maximum Rule 12b-1 Distribution Fees: None

             4.  Maximum Shareholder Servicing Fees: None




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         5. Conversion Features: None

         6. Exchange Privileges:

            (a) Primary A Shares of a Fund may be exchanged for Primary A Shares of any other Nations Fund. In some cases, the only Money Market Fund option is Trust Class Shares of Nations Reserves Money Market Funds.

            (b) From time to time, the Board of Trustees of the Trust may modify, or ratify modifications to, the exchange privileges of Primary A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services: None

B.       Primary B Shares -- LifeGoal Portfolios Only
         --------------------------------------------

         1. Maximum Initial Sales Load: None

         2. Contingent Deferred Sales Charge: None

         3. Maximum Rule 12b-1 Distribution Fees: None

         4. Maximum Shareholder Administration Fees: Pursuant to a Shareholder Administration Plan, the Primary B Shares of the Funds each may pay shareholder administration fees of up to 0.60% of the average daily net assets of such shares, provided that in no event may the portion of such fee that constitutes a "service fee," as that term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., exceed 0.25% of the average daily net asset value of such Primary B Shares of a Fund.

         5. Conversion Features: Primary B Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

         6.   Exchange Privileges:

              (a) Primary B Shares of a Fund may be exchanged for Primary B
                  Shares of any other Nations Fund.

              (b) From time to time, the Board of Trustees of the Trust may modify, or ratify modifications to, the exchange privileges of Primary B Shares of a Fund without amending this Plan, provided that such



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                  exchange privileges, as modified, are described in the
                  then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services: None

C.       Investor A Shares -- Nations MidCap Index Fund Only.
         ----------------------------------------------------

         1. Maximum Initial Sales Load: None

         2. Contingent Deferred Sales Charge: None

         3. Maximum Rule 12b-1 Distribution/Shareholder Servicing Fees: None

         4. Conversion Features: None

         5. Exchange Privileges:

            (a) Investor A Shares of Nations MidCap Index Fund may be exchanged for Investor A Shares of any other Nations Index Fund.

            (b) From time to time, the Board of Trustees of the Trust may modify, or ratify modifications to, the exchange privileges of Investor A Shares of the Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         6. Other Shareholder Services. The Trust offers a Systematic Investment Plan, an Automatic Withdrawal Plan and an Automatic Exchange Feature to holders of Investor A Shares of Nations MidCap Index Fund.

D.       Investor A Shares-- All Funds other than Nations MidCap Index Fund.
         ------------------------------------------------------------------

         1. Maximum Initial Sales Load:

            (a) Nations High Yield Bond Fund and Nations Government Securities
                Fund: maximum of 4.75%.

            (b) Nations Kansas Municipal Income Fund: maximum of 3.25%.

            (c) Nations Marsico 21st Century Fund, Nations Marsico International
                Opportunities Fund, Nations Financial Services Fund, Nations Classic Value Fund, Nations Global Value Fund, Nations Asset Allocation Fund, Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations LifeGoal Growth Portfolio, Nations LifeGoal Balanced Growth Portfolio, Nations LifeGoal Income and Growth Portfolio, Nations SmallCap Value Fund, Nations MidCap Value Fund and Nations LargeCap Value Fund: maximum of 5.75%.



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         2. Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% of purchases made on or after August 1, 1999 in amounts over $1 million if redeemed within 18 months of purchase and eliminated thereafter.

         3. Maximum Rule 12b-1 Distribution/Shareholder Servicing Fees: Pursuant to a Shareholder Servicing and Distribution Plan adopted under Rule 12b-1, Investor A Shares of each Fund other than Nations MidCap Index Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such shares.

         4. Conversion Features: Investor A Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

         5. Exchange Privileges:

            (a) Investor A Shares of each Fund other than Nations MidCap Index
                Fund may be exchanged for Investor A Shares of any other Nations Fund, except Index Funds.

            (b) From time to time, the Board of Trustees of the Trust may modify, or ratify modifications to, the exchange privileges of Investor A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         6. Other Shareholder Services. The Trust offers a Systematic Investment Plan, an Automatic Withdrawal Plan and an Automatic Exchange Feature to holders of Investor A Shares of the Funds.

E.       Investor B Shares -- All Funds.
         -------------------------------

         1. Maximum Initial Sales Load: None

         2. Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds):

            (a) All Funds other than Nations Kansas Municipal Income Fund: 5.00%
                if redeemed within one year of purchase, declining to 1.00% in the sixth year after purchase and eliminated thereafter.

            (b) Nations Kansas Municipal Income Fund: 3.00% if redeemed within one year of purchase, declining to 1.00% in the fourth year after purchase and eliminated thereafter.



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         3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution
            Plan adopted under Rule 12b-1, Investor B Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such shares.

         4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Investor B Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Investor B Shares of each Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

         6. Exchange Privileges:

            (a) Investor B Shares of each Fund may be exchanged for Investor B
                Shares of any other Nations Fund, except Money Market Funds.

            (b) Investor B Shares of each Fund may be exchanged for Investor B
                Shares of any Nations Reserves Money Market Fund.

            (c) From time to time, the Board of Trustees of the Trust may modify, or ratify modifications to, the exchange privileges of Investor B Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services: The Trust offers a Systematic Investment Plan, an Automatic Withdrawal Plan and an Automatic Exchange Feature to holders of Investor B Shares of each Fund.

F.       Investor C Shares -- All Funds.
         -------------------------------

         1. Maximum Initial Sales Load: None

         2. Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% if redeemed within one year of purchase and eliminated thereafter.

         3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Investor C Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such shares.



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         4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder
            Servicing Plan, Investor C Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Investor C Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

         6. Exchange Privileges:

            (a) Investor C Shares of each Fund may be exchanged for Investor C
                Shares of any other Nations Fund, except Money Market Funds.

            (b) Investor C Shares of each Fund may be exchanged for Investor C
                Shares of any Nations Reserves Money Market Fund.

            (c) Investor C Shares of each Fund that were originally obtained in an exchange of Investor A Shares of a Managed Index Fund for Investor C Shares of such Fund may be exchanged for Investor A Shares of any Index Fund.

            (d) From time to time, the Board of Trustees of the Trust may modify, or ratify modifications to, the exchange privileges of Investor C Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services. The Trust offers a Systematic Investment Plan, an Automatic Withdrawal Plan and an Automatic Exchange Feature to holders of Investor C Shares.

IV.      Board Review.

         The Board of Trustees of the Trust shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interests of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:       December 9, 1999
Last Amended:  October 10, 2001


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